UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2026

WHITEFIBER, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42780	61-2222606
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

31 Hudson Yards, Floor 11, Suite 30

New York, NY 10001

(646) 801-0779

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	WYFI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

WhiteFiber, Inc. is filing this Amendment No. 1 to its Current Report on Form 8-K (this “Amendment”), originally filed with the Securities and Exchange Commission on August 17, 2026 (the “Original 8-K”), solely to file as an exhibit the Real Estate Purchase and Sale Agreement, dated as of August 16, 2026, by and between Unifi Manufacturing, Inc., a wholly owned subsidiary of Unifi, Inc. and WhiteFiber, Inc. (the “Company”), through its wholly owned subsidiary, Enovum Data Centers Corp., a Canadian corporation, that was described under Item 1.01 of the Original 8-K. This Amendment does not amend or change any of the information previously disclosed in the Original 8-K. Interested parties should refer to the Original 8-K for Items 1.01 and 7.01 and the Press Release, dated August 17, 2026, attached as exhibit 99.1 to the Original 8-K.

Item 9.01, Financial Statements and Exhibits.

(d)	The following exhibits are being filed herewith:

Exhibit No.	Description
10.1+	Real Estate Purchase and Sale Agreement, dated as of August 16, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain of the schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITEFIBER, INC.

Date: August 26, 2026	By:	/s/ Sam Tabar
	Name:	Sam Tabar
	Title:	Chief Executive Officer

2